UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Orange County Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Orange County Bancorp, Inc.
212 Dolson Avenue
Middletown, New York 10940
(845) 341-5000
April 19, 2022
Dear Fellow Stockholder:
The 2022 Annual Meeting of Stockholders of Orange County Bancorp, Inc. (the “Company”) will be held at the main office of the Company located at 212 Dolson Avenue, Middletown, New York on Tuesday, May 24, 2022, at 2:00 p.m., Eastern time.
The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the annual meeting. During the annual meeting we will also report on the operations of the Company. Also enclosed for your review is our 2021 Form 10-K and Annual Report for the year ended December 31, 2021, which contains information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, are expected to be present at the annual meeting to respond to any questions that stockholders may have.
The business to be conducted at the annual meeting consists of the election of directors and the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2022. The Board of Directors has determined that the matters to be considered at the annual meeting are in the best interest of the Company and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each of the nominees for director and “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
Your vote is important, regardless of the number of shares you own and whether you plan to attend the annual meeting. I encourage you to read the attached proxy statement carefully and vote your shares as promptly as possible because a failure to obtain a sufficient number of votes could cause a delay in the annual meeting and result in additional expense to the Company. Voting in advance will not prevent you from attending the meeting and voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting.
You can vote by telephone by calling 1-800-652-VOTE (8683) or online at www.envisionreports.com/OBT. You can also complete and sign the enclosed proxy card and return it to the Company’s transfer agent, Computershare. Our Proxy Statement, 2021 Form 10-K and the 2021 Annual Report are also available at www.envisionreports.com/OBT.
Sincerely,
Louis Heimbach
Chairman of the Board

Orange County Bancorp, Inc.
212 Dolson Avenue
Middletown, New York 10940
(845) 341-5000
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 24, 2022
Notice is hereby given that the 2022 Annual Meeting of Stockholders of Orange County Bancorp, Inc. (the “Company”) will be held at the main office of the Company located at 212 Dolson Avenue, Middletown, New York on Friday, May 24, 2022 at 2:00 p.m., Eastern time.
A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:
1.
the election of four directors;

2.
the ratification of the appointment of Crowe LLP as independent registered public accounting firm for the year ending December 31, 2022; and

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.
Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on April 4, 2022 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.
EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, YOU WILL BE ABLE TO RECORD YOUR VOTE BY TELEPHONE OR BY INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF ORANGE COUNTY BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.
By Order of the Board of Directors

Jennifer Staub Corporate Secretary
Middletown, New York
April 19, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, 2021 FORM 10-K AND ORANGE COUNTY BANCORP, INC.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2021 ARE EACH AVAILABLE ON THE INTERNET AT WWW.ENVISIONREPORTS.COM/OBT.

PROXY STATEMENT
Orange County Bancorp, Inc.
212 Dolson Avenue
Middletown, New York 10940
(845) 341-5000
ANNUAL MEETING OF STOCKHOLDERS
May 24, 2022
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Orange County Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders, which will be held at the main office of the Company located at 212 Dolson Avenue, Middletown, New York on Tuesday, May 24, 2022 at 2:00 p.m., Eastern time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 19, 2022.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Alternatively, you will be able to record your vote more quickly if you choose to vote by telephone or by Internet by following the instructions on the proxy card. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of each of the nominees for director named herein and “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of the Company at the address shown above, by filing a duly executed proxy bearing a later date, by following the instructions to submit your proxy via the Internet or telephone on the enclosed proxy card, or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.
If you have any questions about giving your proxy or require assistance, please contact Computershare Shareholder Services at 1-800-368-5948. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the annual meeting.
SOLICITATION OF PROXIES; EXPENSES
We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS
Except as otherwise noted below, holders of record of the Company’s common stock, par value $0.50 per share, as of the close of business on April 4, 2022 are entitled to one vote for each share then held. As of April 4, 2022, there were 5,633,459 shares of common stock issued and outstanding.
Principal Holders
Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of April 4, 2022, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 212 Dolson Avenue, Middletown, New York 10940.
	Shares of Common Stock Beneficially Owned as of the Record Date(1)	Percent of Shares of Common Stock Outstanding(2)	RSUs(3)
Persons Owning Greater than 5%
The Banc Funds Company, L.L.C. BANC FUND X L.P. BANC FUND VIII L.P. BANC FUND IX L.P. 20 North Wacker, Suite 3300, Chicago, Illinois 60606	428,164(4)	7.7%
Wellington Management Group LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP Wellington Management Company LLP 280 Congress Street Boston, MA 02210	373,334(5)	6.6%
Robert W. Morrison 35 Front Jacques Street, Apt #2 Somerville, MA 02145	327,092(6)	5.8%
Directors
Louis Heimbach	58,149(7)	1.0%	―
Michael J. Gilfeather	33,981(8)	*	10,289
Gregory F. Holcombe	85,525(9)	1.5%	―
Kevin J. Keane	12,393 (10)	*	―
Susan G. Metzger	9,298(11)	*	―
William D. Morrison	54,048(12)	*	―
Virginia K. Rizzo	7,500(13)	*	―
Jonathan F. Rouis	4,394(14)	*	―
Richard B. Rowley	270,649(15)	4.8%	―
Terry R. Saturno	20,951(16)	*	―
Gustave J. Scacco	1,500(17)	*	2,000

	Shares of Common Stock Beneficially Owned as of the Record Date(1)	Percent of Shares of Common Stock Outstanding(2)	RSUs(3)
Executive Officers who are not Directors
Robert L. Peacock	14,057(18)	*	5,011
Michael J. Coulter	6,239(19)	*	3,682
Joseph A. Ruhl	8,883(20)	*	3,822
Gregory Sousa	2,830(21)	*	3,542
Michael Listner	1,000(22)	*	2,223
Frank Skuthan	4,760(23)	*	2,075
Michael Lesler	1,000(24)	*	―
Elizabeth Jones	―	*	1,000
David Dineen	―	*	―
All directors and executive officers as a group (20 persons)	597,157	10.6%

*
Less than 1%.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Orange County Bancorp, Inc. common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from April 4, 2022. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Orange County Bancorp, Inc. common stock.

(2)
Based on a total of 5,633,459 shares of common stock outstanding as of April 4, 2022.

(3)
The RSUs will settle in shares of the Company’s common stock. All awards vest in approximately 33% increments on the first, second and third anniversary of the date of grant. Until vesting, these Executive Officers neither have the right to vote, nor the right to dispose of these RSUs. The RSUs also includes 3,554 restricted stock units which become payable to Mr. Gilfeather upon his separation of service as an executive and he reaches the age of 65.

(4)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2022.

(5)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2022.

(6)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2022.

(7)
Includes 3,087 shares in an IRA and 2,500 restricted stock units which are settled in shares of Company common stock upon separation from service. Mr. Heimbach has shared voting and investment power over 52,562 shares.

(8)
Includes 7,400 shares in an IRA and 3,236 shares of unvested restricted stock.

(9)
Includes 7,460 shares are held by a Foundation, 34,720 shares are held by an LLC, 7,475 shares are held by a Trust, and 2,000 restricted stock units which are settled in shares of Company common stock upon separation from service. Mr. Holcombe has shared voting and investment power over 30,955 shares.

(10)
Includes 2,900 shares are held by a Partnership.

(11)
Includes 2,500 shares in an IRA and 2,000 restricted stock units which are settled in shares of Company common stock upon separation from service.

(12)
Includes 4,514 shares in an IRA, 162 shares in a Roth IRA, and 2,000 restricted stock units which are settled in shares of Company common stock upon separation from service.

(13)
Includes 400 shares held in an IRA and 2,000 shares of restricted stock units which will settle upon her retirement. Ms. Rizzo will retire from the Board of Directors following the annual meeting.

(14)
Includes 2,000 restricted stock units which are settled in shares of Company common stock upon separation from service.

(15)
Includes 2,000 restricted stock units which are settled in shares of Company common stock upon separation from service.

(16)
Includes 16,511 shares in an IRA and 2,000 restricted stock units which are settled in shares of Company common stock upon separation from service. Ms. Saturno has shared voting and investment power over 560 shares.

(17)
Mr. Scacco has shared voting and investment power over 1,000 shares.

(18)
Includes 7,100 shares in an IRA and 1,356 shares of unvested restricted stock.

(19)
Includes 2,500 shares in an IRA and 1,242 shares of unvested restricted stock.

(20)
Includes 1,356 shares of unvested restricted stock.

(21)
Includes 1,042 shares of unvested restricted stock and 359 shares held in the KSOP.

(22)
Includes 460 shares of unvested restricted stock.

(23)
Includes 3,700 shares in an IRA and 60 shares held in the KSOP.

(24)
All shares held in his Individual Retirement Account.

Quorum
The presence in person or by proxy of holders of a majority of the total number of issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.
Effect of Not Casting Your Vote
If you hold your shares in “street name,” you are considered the beneficial owner of your shares and your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. Current regulations restrict the ability of your bank, broker or other holder of record to vote your shares in the election of directors and certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record on how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank, broker or other holder of record, however, does continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of the independent registered public accounting firm. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.
Votes Required
As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees; (ii) to WITHHOLD for ALL nominees; or (iii) to vote FOR ALL EXCEPT one or more of the nominees. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.
As to the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2022, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The ratification of this matter shall be determined by a majority of the votes cast at the annual meeting, without regard to proxies marked ABSTAIN or broker non-votes.
Participants in the Orange County Bancorp, Inc. Employee Stock Ownership and Savings Plan
If you participate in the Orange County Bancorp, Inc. Employee Stock Ownership and Savings Plan, as amended (the “KSOP”), you will receive a proxy card that allows you to direct the trustee of the KSOP how to vote the shares of common stock credited to your KSOP account. Under the terms of the KSOP, the KSOP trustee votes all shares held by the KSOP, but each KSOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock credited to his or her account. The KSOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all shares held in the KSOP Trust for which a participant has voted to abstain or for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of KSOP participants.
In order for your voting instructions to be timely, the KSOP trustee must receive your proxy card by 11:59 p.m. Eastern time on May 17, 2022.
PROPOSAL I — ELECTION OF DIRECTORS
Our Board of Directors is comprised of eleven members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Four directors have been nominated for election at the annual meeting. The Board of Directors has nominated Kevin J. Keane, William D. Morrison and Jonathan F. Rouis, each to serve as a director for a three-year term, and Gustave J. Scacco, to serve as a director for a one-year term and until each of their respective successors shall have been elected and qualified. Messrs. Keane, Morrison, Rouis and Scacco are currently directors of the Company, and each nominee has agreed to serve as a director if elected.
The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of April 4, 2022, and term as a director includes service with Orange Bank & Trust Company (the “Bank”) prior to the incorporation of the Company.
Directors
The nominees for director for a term ending in 2025 are:
William D. Morrison.   Mr. Morrison is an independent insurance professional and served for 23 years as a senior account executive in commercial insurance with Marshall & Sterling Insurance Company. He has a Bachelor of Science in Business Administration from Marist College. Mr. Morrison is a current or past board member of several community, corporate and charitable organizations. Mr. Morrison’s work experience provides strong insight into budgeting and financial strategy. Age 67. Director since 2004.
Jonathan F. Rouis, CPA.   Mr. Rouis is a Partner at RBT CPAs, an accounting, auditing, tax and consulting firm and the former managing partner at Rouis & Company LLC CPAs. Mr. Rouis served on the Sullivan County Legislature and served as its Chairman. He has a Bachelor of Business Administration in Accounting from St. Bonaventure University. Mr. Rouis is a member or past member of several professional and community organizations, including serving on the Greater Hudson Valley Health Systems board of directors. Mr. Rouis’ expertise in accounting and corporate management and his community involvement are valuable assets to the board. Age 50. Director since 2018.
Kevin J. Keane.   Mr. Keane is the Managing Partner for PKF O’Connor Davies, the nation’s 27th largest Accounting and Advisory firm. With more than 30 years’ experience, Mr. Keane is recognized for delivering outstanding accounting and business advisory services and exceptional client experiences to the high-net-worth and family-owned companies in the manufacturing, distribution, real estate, construction industries and more. Mr. Keane is a supporter of various charities and an active participant on boards and finance committees for many area nonprofit organizations and clubs, including the Westchester Community College Foundation, the John A. Coleman School of the Elizabeth Seton Pediatric Center, Lititz Watch Technicum and the Irish Arts Center. He is also the Chairman of the Board of Trustees for his alma mater, Archbishop Stepinac High School. Mr. Keane was a founder of The Westchester Bank and served on the Board of Directors of the bank until the bank was acquired in 2021. Mr. Keane is a graduate of the State University of New York at Albany and earned his MBA in corporate finance from Pace University. Mr. Keane’s expertise in accounting and business advisory services as well as his local and regional community involvement are valuable assets to the board. Age 65. Director since 2022.
The nominee for director for a term ending in 2023 is:
Gustave “Gus” J. Scacco.   Has served as Chief Investment Officer and Chief Executive Officer of Hudson Valley Investment Advisors, Inc. (“HVIA”) since February 2015. Mr. Scacco has 30 years of experience in the finance and investment industry. Mr. Scacco holds a Bachelor of Business Administration in Management from Adelphi University and a Master of Business Administration in Finance from Hofstra University’s Frank Zarb School of Business. Mr. Scacco previously was a Partner at Angelo Gordon Asset Management where as a portfolio manager was part of a team that managed over $3.5 billion in assets. Prior positions included co-managing Morgan Stanley’s Capital Growth Fund, and was an equity analyst and COO at Tiger Management’s Tiger Shark fund. He is involved in the community as a board member for various state and local not for profit organizations. Mr. Scacco is a member of the Economics Club of New York and the New York State Society of Certified Public Accountants. As Chief Investment Officer and Chief Executive Officer of HVIA, Mr. Scacco brings knowledge of the wealth management industry and the operations of HVIA. He is a frequent guest on FOX Business News and quoted in various business publications. Mr. Scacco is now in his seventh year of managing the firm. Age 60. Director since 2018.
The Board of Directors recommends a vote “FOR” each of the nominees for director.
The following directors have terms ending in 2023:
Michael J. Gilfeather.   Mr. Gilfeather has been President and Chief Executive Officer of the Company and the Bank since April 2014 and a Director since 2014. He brings over 35 years of experience to his leadership position. Mr. Gilfeather also serves as a director of HVIA. Prior to joining the Company, he served as Chief Administrative Officer at Hudson Valley Bank, where he was directly responsible for the branch network, training and development, human resources and the trust department. Before working with Hudson Valley Bank, Mr. Gilfeather was with The Bank of New York for 20 years, where he was the Senior Manager for retail banking in Manhattan. Mr. Gilfeather has an MBA in Finance from Pace University and a Bachelor of Science in Psychology from Union College. Mr. Gilfeather is the Chairman of the Board of the Orange County Partnership and the Vice Chairman of the New York Bankers Association. Mr. Gilfeather’s extensive knowledge of the banking industry and strong leadership skills provides the Board with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment. Age 64. Director since 2014.
Susan G. Metzger, Ph.D.   Ms. Metzger retired in 2007 after 30 years of experience in environmental sciences. She is a former principal of Lawler, Matusky & Skelly Engineers LLP, and senior consultant to HDR Engineers, Inc. She has a Ph.D. in Zoology from the State University of New York at Albany, an MS in Public Administration from New York University and an AB in Biology from Hood College. Ms. Metzger previously served on the board of the New York Metropolitan Transportation Board and currently serves on the board or as an officer of several professional and community organizations. Ms. Metzger’s environmental sciences and business background provides us with broad and unique perspective on the challenges facing our organization and our business and operations. Age 77. Director since 2007.
Richard B. Rowley.   Mr. Rowley is the former CEO and owner of Rowley Building Products and Window Tech. Currently, Mr. Rowley is President of Libertyville Capital Group and Rowley Development

Corp. He has a Bachelor of Arts from Susquehanna University and Diplomas in British History, Politics, and Fine Arts from University College, Oxford England. Mr. Rowley is a prominent regional philanthropist whose accomplishments include the Rowley Birthing Center at the Orange Regional Medical Center and the Rowley Engineering and Science Building on the Middletown Campus of Orange County Community College. Mr. Rowley is a current and past member of numerous boards many of which he served in leadership positions. Mr. Rowley’s extensive business experience and community involvement provides the Company and its affiliates with insight into the economic and business trends in our market area. Age 67. Director since 2009.
The following directors of have terms ending in 2024:
Louis Heimbach.   Mr. Heimbach serves as our Chairman of the Board. He joined Sterling Forest LLC, a subsidiary of Zurich Insurance, as President in January 1990, was appointed Chairman, President and CEO in August 1994 and retired in July 2014. Prior to that, he served 12 years as County Executive of the County of Orange. Prior to his election as County Executive, Mr. Heimbach served three terms as Supervisor of the Town of Wallkill. He has Bachelor of Science and an MBA from Cornell University. He serves on the board or as an officer of numerous community and government organizations. Mr. Heimbach’s business and public policy experience, community service and strong knowledge of the business climate of the New York Hudson Valley region brings extensive insight into the customers who live in our market area and into the economic developments affecting our market area. Age 87. Director since 1990.
Gregory F. Holcombe.   Mr. Holcombe is a builder, owner and manager of multi-family and mixed use properties in lower Westchester County. He served as Vice President of Supply Chain Development for Precision Valve Corporation from 1995 to 2006. Mr. Holcombe has a BA in Latin American Studies & International Marketing from Tulane University. He is a member and former member of several corporate and community organizations. Mr. Holcombe is a past director of Hudson Valley Holding Corp. and Hudson Valley Bank. Mr. Holcombe’s prior bank board service, along with his skills in driving company performance and knowledge of our local community will assist us as we continue to grow. Age 60. Director since 2017.
Terry R. Saturno.   Ms. Saturno, who retired as our President and Chief Executive Officer in 2014, has over 45 years of service with the Bank. Ms. Saturno joined the Bank in 1970. She served in various management positions including Chief Operating Officer. In 2006, she was appointed President and CEO. During her term as President, the Bank grew from $450 million to almost $700 million in assets and from four to eight branches. In 2008, she was named President and CEO of the newly formed Orange County Bancorp, Inc. In 2012, she led the acquisition of HVIA. Ms. Saturno is a graduate of Orange County Community College and Stonier Graduate School of Banking, University of Delaware. She is a member or former member of several community and charitable organizations. Ms. Saturno’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which we serve affords the board valuable insight regarding our business and operations. Age 71. Director since 2004.
Retiring Director
Virginia K. Rizzo.   Ms. Rizzo is the owner and president of Eclat, a management and human resources consulting firm. She is also Vice President of Rizzo, Inc., a commercial moving company. She previously served 24 years with International Paper’s Corporate Research Center, and retired as Laboratory Director, overseeing the research center. Ms. Rizzo has a Bachelor of Science in Chemistry from the State University of New York at Albany. She is a member or former member of several community and charitable organizations. Ms. Rizzo’s extensive business background and community involvement provides us with substantial insights for enhancing our public perception, corporate citizenship initiatives and business operations. Age 78. Director since 2003.
Executive Officers Who are Not Directors
Robert L. Peacock.   Mr. Peacock joined the Company and the Bank as Executive Vice President and Chief Financial Officer in July 2018. In February 2021, Mr. Peacock was promoted to Senior Executive Vice President and Chief Financial Officer. Mr. Peacock has over 35 years of experience in the financial services industry. He previously served as Executive Vice President and Strategic Planning Officer and Senior

Vice President and Chief Financial Officer of Spencer Savings Bank, SLA and had been its Treasurer since June 2016. Mr. Peacock was responsible for the overall direction, control and management of the Finance Division, which included Accounting, Treasury, investment management and budget planning. Mr. Peacock served as Chief Financial Officer of Paragon Computer Professionals, Inc. He also previously worked as a Managing Director for FinPro, Inc. At FinPro, he managed consulting engagements specializing in bank-startups, including concept, management team selection and regulatory application and capital raising assistance. He has a Master of Business Administration and a Bachelor of Science in finance and statistics both from The Wharton School of the University of Pennsylvania. Age 65.
Michael J. Coulter.   Mr. Coulter joined the Bank in April 2017 as Senior Vice President and Chief Lending Officer and was promoted to Executive Vice President and Chief Lending Officer in February 2019. Prior to joining the Bank, Mr. Coulter served as Executive Vice President of Metropolitan Bank in Manhattan. Prior to Metropolitan, Mr. Coulter held progressively more senior positions at BBVA Compass Bank, Sun National Bank, Citizens and Key Bank — all in the greater New York City and Hudson Valley markets. He has over 35 years of experience in banking. Mr. Coulter has a degree in Business Administration from the State University of New York Orange and also attended the State University of New York at New Paltz. Age 65.
Joseph A. Ruhl.   Mr. Ruhl joined the Bank in January 2015 to lead the commercial business expansion into Westchester County, and serves as Executive Vice President and Regional President for Westchester. He spent the first part of his career as a practicing attorney until joining Hudson Valley Bank over 20 years ago as First Senior Vice President and Division Executive in charge of its Legal Services Division. Mr. Ruhl has a Juris Doctor from Pace University School of Law and a Bachelor’s degree from Fordham University. He is active in many civic and charitable causes. Mr. Ruhl currently serves as the President of the Board of the St. Philip the Apostle Foundation, a Board member of the Westchester County Bar Foundation, an Advisory Board member of the paralegal program at Mercy College, the Secretary of the Italian American Forum, and a member of the Parks and Recreation Board of the Village of Pleasantville. He is an active member of various bar associations, a Director of the Columbian Lawyers Association of Westchester County, and a frequent lecturer on business management, ethics and attorney banking issues. Age 56.
Gregory Sousa.   Mr. Sousa joined the Bank in 2015 as Vice President and Senior Relationship Manager developing deposit and lending businesses as the Bank built out its Rockland and Westchester markets. In 2017, he was promoted to 1st Vice President and given the added responsibility of leading business development efforts for all Orange and Rockland branches. In recognition of his impact on both fronts, he was promoted to Senior Vice President in 2018, adding responsibility for Marketing and Product Development initiatives to his portfolio. In 2020, Mr. Sousa was promoted to Executive Vice President, Chief Commercial Banking Officer. Mr. Sousa has also worked at Union State Bank and TD/Commerce Bank. He has a Bachelor’s Degree in Economics from the State University of New York at Binghamton. He has been recognized as one of Rockland County’s “Forty Under 40,” is a graduate of Leadership Rockland and a graduate of ABA Stonier Graduate School of Banking, earning his Wharton Leadership Certificate in 2015. Age 42.
Michael Listner.   Mr. Listner has served as the Senior Vice President and Chief Credit Officer of the Bank since March 2020. He previously served as 1st Vice President and Senior Credit Officer when he was hired by the Bank in 2018. Before joining the Bank, Mr. Listner previously served as a Senior Vice President, Senior Relationship Manager at Sun National Bank from 2011 to 2014 and then again from 2016 to 2018. He was Senior Vice President, Senior Relationship Manager with BBVA from 2015 to 2016. Prior to his roles in the banking industry, Mr. Listner was an Associate Director with Standard & Poor’s, covering structured finance products and both investment grade and high yield corporates. Mr. Listner holds a Master of Business Administration with concentrations in Finance and Accounting from NYU Stern School of Business and a Bachelor of Science with dual majors in Finance and Economics from Villanova University. Age 44.
Frank Skuthan.   Mr. Skuthan joined the Bank in March 2021 as the Senior Vice President, Director of Trust Services. Mr. Skuthan is responsible for the management and strategic expansion of the Bank’s Trust Division. Prior to joining the Bank, Mr. Skuthan was the General Manager of Sagebrush Partners from 2016 to 2021 where he provided consulting services to small and medium size businesses and financial institutions with a focus on developing and implementing business plans and creating operational and financial efficiencies. Mr. Skuthan has more than 40 years of banking and business management experience including as Chief Operating Officer and head of Commercial Banking at Hudson Valley Bank. Frank started his banking career as a commercial lender at National Westminster Bank in New York City. He also held management positions where he was responsible for marketing, as well as cash management and trade finance product development and sales. Mr. Skuthan was also a Marketing Director for Ernst & Young, LLP where he developed and implemented marketing programs for the firm’s U.S. and global tax consulting practices. Mr. Skuthan graduated with a Bachelor of Science in Russian from Georgetown University and earned a Master of Business Administration in Finance and International Business from New York University’s Graduate School of Business. Age 68.
Michael Lesler.   Mr. Lesler was appointed as Senior Vice President, Controller and Chief Accounting Officer of the Company and the Bank in December 2021. Mr. Lesler has over 20 years of experience in the banking industry including extensive senior leadership experience in financial and operational management. Most recently, he served as Executive Vice President and Chief Operating Officer for BCB Bancorp, Inc., Bayonne, New Jersey from 2018 to 2021 and prior to that, he served in the same position at Clifton
Bancorp, Inc., Clifton, New Jersey from 2016 to 2018. He also held the positions of Chief Financial Officer, Chief Operating Officer, President and Chief Executive Officer at New Jersey, Inc. and Bank of New Jersey, Fort Lee, New Jersey where he served for 11 years. Mr. Lesler holds a Bachelor of Science degree in Accounting from Rutgers University and is a member of the New York State Society of CPAs. Age 51.
Elizabeth Jones.   Ms. Jones joined the Bank in 2016 as First Vice President, Director of Branch and Deposit Operations. In 2018, she was given the responsibility of Loan Operations, and in 2021, she was promoted to Director of Operations, adding responsibility for the Bank’s IT Department. In 2022, Ms. Jones was appointed Senior Vice President, Chief Operating Officer. In this role, Ms. Jones oversees all bank and loan operations, as well as oversight of the Compliance, Audit, and IT departments and Facilities. Prior to joining the Bank, Ms. Jones worked at Sterling National Bank, where she served in various operational roles during her 20-year tenure. Age 43.
David P. Dineen.   Mr. Dineen was appointed as Senior Vice President, Director of Wealth Services of the Bank in March 2022. Mr. Dineen will serve as division head for Private Banking, with the Trust Services department reporting to him directly. He will also serve as Managing Sales Executive responsible for Orange Wealth Management and will manage referrals between Hudson Valley Investment Advisors and the Bank. Mr. Dineen has over 35 years of banking industry experience, including positions with The Bank of New York, Commerce Bank, and North Fork Bank. He most recently served as SVP, Market Manager at Republic Bank from 2019 to 2021, where he was responsible for treasury management, lending, and establishment of their Private Banking group. Prior to that Mr. Dineen previously served as Executive Vice President, Community Banking Officer at Bankwell Financial from 2016 to 2019, where he was part of the executive team responsible for 12 branch offices, training, deposit operations and treasury management. Prior to Bankwell, Mr. Dineen spent 10 years at Capital One Bank as Executive Vice President, serving in a variety of roles including branch and small business banking for the New York and Connecticut markets. Mr. Dineen has a Bachelor’s of Business Administration Degree from Saint Joseph’s College. Age 58.
Board Diversity Disclosure
In accordance with the Nasdaq Listing Rule 5606, each Nasdaq-listed company must annually disclose information on each director’s voluntary self-identified characteristics. The table below includes information on the diversity of the Board of Directors based upon such information voluntarily provided by each director.

Board Diversity Matrix (as of April 4, 2022)
Board Size:
Total Number of Directors	11
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity:
Directors	3	8	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	8	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Board Independence
The Board of Directors has determined that each of our directors, other than Messrs. Gilfeather and Scacco, are independent under the Nasdaq Stock Market corporate governance listing standards. Messrs. Gilfeather and Scacco are not independent because both are executive officers of the Company, the Bank or HVIA. In evaluating the independence of our independent directors, we found no transactions between the Company, the Bank or HVIA and our independent directors that are not required to be reported under “Certain Relationships and Related Party Transactions” below, and that had an impact on our determination as to the independence of our directors.
Board Leadership Structure and Risk Oversight
Our Board of Directors is chaired by Louis Heimbach, who is an independent director. Having an independent chair ensures a greater role for the independent directors in the oversight of the Company and the Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.
To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:
•
a majority of the Board of Directors are independent directors;

•
periodic meetings of the independent directors; and

•
annual performance evaluations of the President and Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.
The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within the Company. The Board of Directors of the Bank also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of the Company and the Bank, such as lending, risk management, asset/liability management, investment management and others.
References to our Website Address
References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.
Delinquent Section 16(a) Reports
Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed during the year ended December 31, 2021, the following executive officers, directors or 10% beneficial owners of our shares of common stock failed to file ownership reports on a timely basis. Directors Holcombe, Rouis and Rowley each had one late Form 4 and one late Form 5 reporting an aggregate of three late transactions. Mr. Gilfeather had a late Form 5 reporting two late transactions.
Code of Ethics for Senior Officers
The Company has adopted a Code of Ethics for Senior Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.orangebanktrust.com. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.
Anti-Hedging Policy
The Company’s anti-hedging and anti-pledging provisions are covered in its Insider Trading Policy. Under the policy, directors and executive officers are prohibited from engaging in short sales of the Company’s stock, and unless specifically approved by the Board of Directors, from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on Company stock including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Company stock. The Board of Directors has not approved and does not intend to approve such a program. In addition, directors and executive officers are generally prohibited from pledging Company stock as collateral for any loan or holding Company stock in a margin account. The Board of Directors may approve an exception to this policy for a pledge of Company stock as collateral for a loan from a third party (not including margin debt) where the borrower clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. The Board of Directors has not approved any such exception to its policy.
Stock Ownership Guidelines
Our Board of Directors adopted the Non-Executive Director and Executive Officer Stock Ownership Guidelines (“Ownership Guidelines”) effective January 1, 2022 (“Effective Date”), which sets forth stock ownership guidelines that are robust and reflect current corporate governance trends. We require our “executive officers” (as defined under Section 16(b) of the Securities Exchange Act) and non-executive directors to own or acquire shares of our Company common stock having a fair market value equal to the following amounts:
•
Each Non-executive Director is expected to own shares of our common stock having a value equal to at least $125,000;

•
Our Chief Executive Officer is expected to beneficially own shares of our common stock having a value equal to at least three (3) times his base salary in effect as of the Effective Date;

•
Each Senior Executive Vice President is expected to beneficially own shares of our common stock having a value equal to at least two (2) times that executive officer’s base salary as of the Effective Date;

•
Each Executive Vice President is expected to beneficially own shares of our common stock having a value equal to at least one and one half (1.5) times that executive officer’s base salary as of the Effective Date; and

•
Each Senior Vice President is expected to beneficially own shares of our common stock having a value equal to at least one (1) times that executive officer’s base salary as of the Effective Date.

If an executive officer’s base salary increases in connection with a promotion, that executive officer will have five years from the date of that promotion to acquire any additional shares needed for compliance.
Only shares of our common stock that are held in the following forms will be considered in determining whether an individual’s stock ownership guidelines have been satisfied:
•
Shares owned directly by the individual or their immediate family members residing in the same household;

•
Unvested service-based restricted stock and restricted stock units (including performance-based shares and units for which performance criteria have been satisfied);

•
Shares held in an issuer stock fund in a 401(k) plan (KSOP), in an individual retirement account or in a similar plan;

•
Shares held in a trust for the benefit of the individual or his or her immediate family members residing in the same household; and

•
Shares owned by a partnership, limited liability company, or other entity to the extent of that individual’s interest in that entity (or the interest in that entity of their immediate family members residing in the same household), but only if that individual has or shares power to vote or dispose of the shares.

For purposes of these Ownership Guidelines, performance shares or units for which performance criteria have not been satisfied and unexercised stock options, regardless of whether vested or not, are excluded from the ownership calculation.
For purposes of determining compliance with these Ownership Guidelines, each Non-executive Director or executive officer will have five (5) years from the date of their respective appointments (or five (5) years from the Effective Date, whichever is later) to attain their respective ownership levels outlined above.
Each Non-executive Director’s or Executive Officer’s common stock ownership will be valued using the greater of (i) the closing price of our common stock on The Nasdaq Stock Market on the last trading day of the Company’s most recently completed fiscal year and (ii) the average of the closing prices of our common stock on all trading days during the Company’s most recently completed fiscal year.
Attendance at Annual Meetings of Stockholders
The Company does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. Seven members of the Board of Directors attended the 2021 Annual Meeting of Stockholders.
Communications with the Board of Directors
Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Orange County Bancorp, Inc., 212 Dolson Avenue, Middletown, New York 10940, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about the Company or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.
Meetings and Committees of the Board of Directors
The Company conducts business through meetings of its Board of Directors and its committees, including an Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees operates under a written charter, which governs its composition, responsibilities and operations. The Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and its corporate governance documents.
In 2021, the Board of Directors of the Company held four regular meetings and six special meetings. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).
Audit and Risk Committee.   The Audit and Risk Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit and risk assessment function and the independent registered public accounting firm. Our Board of Directors has adopted a written charter for the Audit and Risk Committee, which is available on our website at www.orangebanktrust.com. The Audit Committee:
•
appoints, evaluates and determines the compensation of our independent registered public accounting firm;

•
reviews and approves the scope of the annual audit, audit fees and financial statements;

•
reviews disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information;

•
oversees investigations into complaints concerning financial matters, if any;

•
reviews related party transactions as required; and

•
annually reviews the Audit and Risk Committee charter and the committee’s performance.

The Audit and Risk Committee works closely with management as well as our independent registered public accounting firm. The Audit and Risk Committee has the authority to obtain advice and assistance from and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit and Risk Committee deems necessary to carry out its duties.
The Audit and Risk Committee is comprised of Directors Rouis (Chair), Metzger and Rizzo, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. The Board of Directors has determined that Director Rouis qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. The Audit and Risk Committee met six times during the year ended December 31, 2021.
Compensation Committee.   The Compensation Committee assists the Board of Directors in fulfilling its responsibilities relating to the compensation and benefits provided to the Company’s executive management and directors. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.orangebanktrust.com. The Compensation Committee:
•
evaluates compensation strategies;

•
reviews and approves objectives relevant to executive officer compensation;

•
evaluates performance and determines the compensation of the Chief Executive Officer and other executive officers in accordance with those objectives;

•
reviews and oversees compensation and benefit plans, including determining awards under various benefit plans;

•
recommends to the board of directors compensation for directors; and

•
annually reviews the Compensation Committee charter and the committee’s performance.

In addition, the Compensation Committee has responsibility for overseeing certain risks in the Company’s incentive compensation practices and has the authority to conduct annual reviews of such compensation practices and arrangements to ensure that they do not encourage inappropriate risk-taking. The Compensation Committee also overseas succession planning for possible successors to the Chief Executive Officer and other key management positions. The Compensation Committee concluded that the Company’s compensation arrangements do not encourage inappropriate risk taking.
Upon request from the Compensation Committee, the Chief Executive Officer and the Human Resources Director provide data, analyses, input and recommendations to the Compensation Committee. The Compensation Committee considers our Chief Executive Officer’s evaluation of each named executive officer’s performance and recommendation of appropriate compensation. However, our Chief Executive Officer does not participate in any decisions relating to his own compensation and is not present during any committee deliberations or voting with respect to his compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.
In 2021, the Compensation Committee retained the services of McLagan, which is part of the Rewards Solution practice at Aon (“McLagan”), an independent compensation consultant, to perform a competitive assessment of the Company’s executive compensation programs, as well as to provide guidance on the changing regulatory environment governing executive compensation. The annual executive assessment includes, but is not limited to, an assessment of the Company’s compensation program compared to its peers, recommendations for total cash compensation opportunities (base salary and cash incentives), and a comparative benchmark study of executive compensation. In addition, the Compensation Committee engaged McLagan to advise the committee in connection with the development and implementation of a long-term incentive program. While the Compensation Committee considered input from McLagan when making compensation decisions, the Compensation Committee’s final compensation decisions reflect many factors and considerations.
The Compensation Committee is comprised of Directors Rizzo (Chair), Rouis and Saturno, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. The Compensation Committee met seven times during the year ended December 31, 2021.
Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.orangebanktrust.com. The Nominating and Corporate Governance Committee:
•
identifies qualified individuals to be directors consistent with the criteria approved by the Board of Directors and recommending director nominees to the full Board of Directors;

•
reviews the structure of the committees of the Board of Directors and recommends to the Board of Directors for its approval directors to serve as members of each committee;

•
develops and recommends procedures for reviewing stockholder recommendations for director nominees;

•
develops the Company’s code of business conduct and ethics;

•
reviews and monitors the Board of Director’s compliance with applicable SEC regulations and listing standards for independence;

•
leads the Board of Directors in its annual performance review;

•
develops and recommends corporate governance guidelines; and

•
annually reviews the Nominating and Corporate Governance Committee’s charter and the committee’s performance.

The Nominating and Corporate Governance Committee is comprised of Directors Metzger (Chair), Morrison, Rouis and Rowley each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. The Nominating and Corporate Governance Committee met six times during the year ended December 31, 2021.
Criteria for Director Nominees.   A candidate must meet the eligibility requirements set forth in our Bylaws, which include an age limitation provision, a stock ownership requirement, and a requirement that the candidate must not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any applicable policies or governing documents of the Board of Directors and, if such candidate is intended to serve on any committee, of such committee.
The Board of Directors has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. If a candidate is deemed eligible for election to the Board of Directors, the Board of Directors will then evaluate the following criteria in selecting nominees:
•
contributions to the range of talent, skill and expertise of the Board of Directors;

•
financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements, and legal or real estate experience;

•
familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•
personal and professional integrity, honesty and reputation;

•
the ability to represent the best interests of our stockholders and the best interests of the Company;

•
independence, as that term is defined under applicable Securities and Exchange Commission and applicable stock exchange listing criteria; and

•
the need for gender and ethnic diversity on the Board.

The Board of Directors also will consider any other factors it deems relevant, including the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.
When nominating an existing director for re-election to the Board of Directors, the Board of Directors will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he or she serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.
Stockholder Nominating Procedures.   The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 212 Dolson Avenue, Middletown, New York 10940. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to the Company’s Corporate Secretary and such communication must include:
•
A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;

•
The name and address of the stockholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•
The class or series and number of shares of the Company’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•
A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•
A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•
The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

•
The candidate’s written consent to serve as a director;

•
A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Company’s Board of Directors; and

•
Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of the Company no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by the Company) of the date of the annual meeting is first made.
Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.
There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of the Company. See “Stockholder Proposals and Nominations.”
Audit Committee Report
The Audit Committee has issued a report that states as follows:
•
We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2021.

•
We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

•
We have received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
This report has been provided by the Audit Committee:
Jonathan F. Rouis
Susan G. Metzger
Virginia K. Rizzo
Transactions With Certain Related Persons
Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as the Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2021, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2021, and were made in compliance with federal banking regulations.
Other than the loans described above, the Bank has not entered into any transactions since January 1, 2020 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.
Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved.

Executive and Director Compensation
Executive Compensation
The following table sets forth certain information as to the total remuneration paid by the Company to its President and Chief Executive Officer, Michael J. Gilfeather, and our two other most highly compensated executive officers for the year ended December 31, 2021. Each individual listed in the table below is referred to as a “named executive officer.”
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Comp Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael J. Gilfeather President, Chief Executive Officer and Director of the Company and the Bank	2021	440,000	―	206,287	193,262	12,226	119,324	971,099
	2020	440,000	―	110,000	220,000	8,497	113,161	891,658
Joseph A. Ruhl Executive Vice President and Regional President of the Bank	2021	325,000	―	103,708	155,800	11,895	92,853	689,256
	2020	300,000	5,000	48,000	130,000	12,514	78,606	574,120
Robert L. Peacock Senior Executive Vice President and Chief Financial Officer of the Company and the Bank	2021	330,000	―	137,708	187,521	―	8,700	663,929
	2020	300,000	―	73,000	150,000	―	8,550	531,550

(1)
These amounts represent the aggregate grant date fair value for outstanding stock awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock awards are described in Note 10 to the Notes to the Consolidated Financial Statements in the Annual Report on Form 10-K.

(2)
These amounts represent preferential earnings on the named executive officer’s SERP account.

(3)
The amounts in this column represent all other compensation not reported in prior columns in this table, including perquisites. This column consists of the following payments:

Officer	Perquisites ($)(a)	Life Insurance ($)(b)	KSOP ($)(c)	Performance SERP ($)(d)	Total ($)
Michael J. Gilfeather	21,377	4,597	33,350	60,000	119,324
Joseph A. Ruhl	9,503	―	33,350	50,000	92,853
Robert L. Peacock	―	―	8,700	―	8,700

(a)
Includes the value of the executive’s automobile allowance.

(b)
This amount represents the taxable income associated with the named executive officer’s life insurance benefit.

(c)
This amount represents matching and employer discretionary contributions to the Orange County Bancorp, Inc. Employee Stock Ownership and Savings Plan.

(d)
This amount represents employer contributions to the executive’s Performance SERP account.

Benefit Plans and Agreements
Employment Agreement with Michael J. Gilfeather.   On December 30, 2021, the Company and the Bank entered into an amended and restated Employment Agreement with Michael J. Gilfeather, President and Chief Executive Officer of the Company and the Bank (the “Gilfeather Agreement”). The Gilfeather Agreement, commencing as of January 1, 2022, has an initial three-year term. Beginning December 31, 2024 and continuing every December 31 thereafter, the Gilfeather Agreement will renew automatically for one year unless written notice of non-renewal to extend the Gilfeather Agreement is provided by either party to the other at least 90 days prior to December 31 of each year. The Gilfeather Agreement provides Mr. Gilfeather’s base salary, initially set at $525,000, may be increased but not decreased during its term. In addition to base salary, Mr. Gilfeather is eligible to participate in the short-term and long-term incentive compensation programs of the Company and the Bank, which includes the Annual Incentive Plan and the long-term incentive compensation program. Mr. Gilfeather’s annual target bonus opportunities under the Annual Incentive Plan and the long-term incentive compensation program are, at a minimum, 40% of base salary, respectively. Mr. Gilfeather is also eligible to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of the Bank. All reasonable travel and other business expenses incurred by Mr. Gilfeather in the performance of his duties, including dues and fees associated with country club memberships, are reimbursed by the Bank in accordance with its reimbursement policy, as amended from time to time.
In the event of Mr. Gilfeather’s termination by the Bank without cause (as defined in the Gilfeather Agreement) or Mr. Gilfeather’s resignation for good reason (as defined in the Gilfeather Agreement) (in either case, a “qualifying termination”), the agreement provides Mr. Gilfeather with a severance payment equal to 100% of his annual base salary, plus his average annual cash bonus paid during the term of his agreement. Mr. Gilfeather would also receive an additional cash payment equal to the pro-rata portion of his annual cash bonus for the year during which his qualifying termination occurred. In addition, Mr. Gilfeather would be entitled to receive COBRA premium payments until the earlier of (1) the sixth month after his date of termination or (2) the date on which he first becomes eligible for health insurance with another employer.
In the event of a qualifying termination upon or within 12 months of a change in control of the Company, the Gilfeather Agreement provides that Mr. Gilfeather will be entitled to a change in control severance payment equal to three times his: (1) base salary in effect immediately before the change in control (or if higher, the rate in effect on the date of termination); and (2) average cash bonus paid during the term of the agreement. In addition, Mr. Gilfeather would be entitled to receive a lump sum cash payment equal to twelve times the monthly COBRA premium in effect for Mr. Gilfeather on the date of termination. In the event that an excise tax under Sections 280G and 4999 of the Internal Revenue Code would be assessed on the payments or other benefits received under the Gilfeather Agreement in connection with a change in control of the Company, Mr. Gilfeather would receive either: (1) all the payments and benefits to which he is entitled under the agreement, subject to the excise tax; or (2) have such payments and benefits reduced by the minimum amount necessary so that the excise tax will not apply, if such reduction would result in a greater net after-tax benefit to Mr. Gilfeather.
The Gilfeather Agreement provides for a one-year non-competition covenant and two-year non-solicitation covenants related to employees and customers, provided, however, that such covenants will cease immediately upon a change in control.
Employment Agreement with Joseph Ruhl.   The Company and the Bank are parties to an individual employment agreement with Joseph Ruhl, Executive Vice President and Regional President (the “Ruhl Agreement”) entered into effective January 1, 2018 and subsequently amended effective January 1, 2021. The Ruhl Agreement has an initial three-year term and renews automatically each year for one year thereafter. The Ruhl Agreement provides for a base salary of $325,000 as well as an annual bonus opportunity, subject to performance goals established by the Compensation Committee. In addition, Mr. Ruhl is entitled to participate in the long-term incentive compensation program, a supplemental executive retirement plan, health and welfare insurance coverage, and perquisites, including reimbursement of travel and other reasonable business expenses incurred during the performance of the executive’s duties.
The Ruhl Agreement provides that in the event of a qualifying termination, Mr. Ruhl would be entitled to a severance payment equal to 100% of his base salary paid in a lump sum cash payment within 30 days following the date of termination. Additionally, Mr. Ruhl will be entitled to monthly installment payments, each equal to the monthly COBRA premium in effect as of the date of termination of employment for the level of coverage in effect for the executive under the Bank’s group health plan for up to six months following the date of termination.
In the event of a qualifying termination upon or within 12 months of a change in control of the Company, the Ruhl Agreement provides that Mr. Ruhl will be entitled to a change in control severance payment equal to two times his annual base salary. Mr. Ruhl will be entitled to monthly installment payments, each equal to the monthly COBRA premium in effect as of the date of termination of employment for the level of coverage in effect for the executive under the Bank’s group health plan for up to six months following the date of termination. The Ruhl Agreement provides that the gross payments due to Mr. Ruhl in the event of a change in control will be reduced to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.
The Ruhl Agreement restricts Mr. Ruhl from competing against the Company, the Bank, and all affiliates, both while employed and for a 12-month period after the date of termination (or 18-month period, in the case of a termination for cause or without good reason); provided, however, that such restrictions will not apply in the event of a termination upon or within 12 months of a change in control.
Change in Control Agreement with Robert Peacock.   On February 18, 2022, the Bank entered into a change in control agreement with Mr. Peacock (the “Peacock Agreement”). The current term of the Peacock Agreement runs through February 18, 2024 and may be extended an additional year on a yearly basis by action of the Compensation Committee. The Peacock Agreement provides that if Mr. Peacock either: (1) is terminated by the Bank (or any successor) for any reason other than for cause (as defined in the Peacock Agreement); or (2) voluntarily resigns for “good reason” (as defined in the Peacock Agreement) within 12 months following a change in control of the Bank or the Company, Mr. Peacock will be entitled to a payment equal to two times his annual base salary in effect immediately prior to the change in control or, if higher, the rate in effect when he terminates employment. Such payment will generally be payable within five business days following his date of termination. In addition, Mr. Peacock would be entitled, at no expense, to the continuation of COBRA health care coverage for the earlier of 18 months following his date of termination or the date he obtains comparable coverage under a plan provided by a subsequent employer. In certain circumstances, this health insurance benefit could be paid in a lump sum cash equivalent. Notwithstanding the foregoing, the payments required under the Peacock Agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.
Incentive Compensation Plans
2019 Equity Incentive Plan.   The Company maintains the 2019 Equity Incentive Plan to provide employees and directors of the Company and/or the Bank with additional incentives to promote the growth and performance of the Company and the Bank and to further align the interests of our directors and management with the interests of our stockholders by increasing their ownership interests in the common stock of the Company. The 2019 Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Company. The 2019 Equity Incentive Plan (the “Plan”) authorizes the issuance of up to 145,000 shares of common stock (as adjusted for a stock split in the form of a stock dividend), which may be delivered pursuant to the exercise of stock options or issued as grants of restricted stock awards or restricted stock units. No stock options have been granted to our executive officers under the Plan. During 2021, Messrs. Gilfeather, Ruhl, and Peacock received restricted stock award grants with a grant date fair value equal to $87,287, $35,708 and $35,708, respectively. In addition, in recognition of the successful completion of the Company’s initial public stock offering and listing on the Nasdaq Capital Market, Messrs. Gilfeather, Ruhl, and Peacock received restricted stock units with a grant date fair value equal to $119,000, $68,000 and $102,000, respectively.
Annual Incentive Plan.   The Orange Bank & Trust Company Annual Incentive Plan (the “AIP”) is designed to recognize and reward officers of the Bank with cash-based incentives for their collective and individual contributions to the success of the Bank and its affiliates, as well as serve as a compensation tool to attract and retain talent, align executive performance with the Bank’s strategic plan, budget and shareholder interests. The AIP focuses on performance measures that are critical to the Bank’s growth and profitability, as well as department and/or individual performance goals which are established annually. All officers of the Bank are eligible to participate in the AIP.

Following the determination of the satisfaction of the AIP performance goals, the incentive awards are calculated as a percentage of a plan participant’s effective base pay as of December 31st for a given performance period and paid in cash before March 15th of the following year. Participants must be actively employed on the day the incentive awards are paid in order to receive the incentive award. Generally, the Bank must satisfy at least one of its performance measures at a minimum threshold level for an incentive award to be earned. However, if no Bank performance goals are achieved at the minimum threshold level, our Board of Directors may, in its sole discretion, approve an incentive award based solely on individual performance.
Based on the foregoing, Messrs. Gilfeather, Ruhl, and Peacock earned $193,262, $155,800 and $187,521, respectively, under the AIP for the 2021 plan year.
Supplemental Executive Retirement Plans
The Company and the Bank maintain a non-qualified account balance supplemental executive retirement plan for Mr. Gilfeather (the “SERP”) that provides supplemental retirement benefits to Mr. Gilfeather. Under the SERP, the Bank has established a bookkeeping account on behalf of Mr. Gilfeather. In connection with the hiring of Mr. Gilfeather, he received a one-time contribution of $15,000 to his SERP account, which accrues interest at a rate equal to the Prime Rate, plus 100 basis points. The Board of Directors, in its sole discretion, may authorize additional contributions to Mr. Gilfeather’s SERP account. Pursuant to the SERP’s five-year vesting schedule, Mr. Gilfeather’s SERP account balance became fully vested as of April 7, 2019. The SERP account will be distributed in a lump sum within the earlier of 45 days following Mr. Gilfeather’s separation from service or 30 days following a change in control.
In addition, Messrs. Gilfeather and Ruhl are participants in the Bank’s performance-based supplemental executive retirement plan (the “Performance SERP”), a non-qualified account balance plan that provides supplemental retirement benefits in cash to each participating executive. Under the Performance SERP, the Bank has established a bookkeeping account on behalf of each executive. Each year through 2024, Mr. Gilfeather and Mr. Ruhl are eligible for an annual performance contribution equal to $60,000 and $50,000, respectively, provided certain pre-established financial goals are satisfied. These contributions vest one year after the contribution is credited to Mr. Gilfeather’s Performance SERP account and two years after the contribution is credited to Ruhl’s Performance SERP account. Our Board of Directors, in its sole discretion, may authorize additional contributions to the executives’ Performance SERP accounts at any time. Notwithstanding the foregoing, the executives’ Performance SERP accounts will become immediately vested upon the executive’s attainment of age 65 (or 62 with 10 years of service) or upon a change in control. The vested portion of the executives’ Performance SERP accounts becomes payable upon separation from service (other than for cause) and will be paid in five equal annual installments. In the event an executive’s employment is terminated within 12 months following a change in control, the Performance SERP accounts will be distributed in a lump sum as soon as practicable following termination of employment. In the event an executive is terminated for cause, the entire Performance SERP account balance will be forfeited. In 2021, Mr. Gilfeather elected to make a one-time transfer of a portion of his cash-based deferred benefit under the Performance SERP into the Company’s stock-based deferral plan. The transferred funds remain subject to terms and conditions under the Performance SERP, however the benefit will now be paid in Company stock rather than cash.
In 2021, Messrs. Gilfeather and Ruhl each satisfied the performance criteria in the Performance SERP and had $60,000 and $50,000, respectively credited to their accounts. In addition, in connection with the implementation of the Performance SERP, Mr. Ruhl received a performance contribution of $100,000 to his individual Performance SERP account, which vests on December 31, 2024.
Tax-Qualified Retirement Plans
Pension Plan.   The Bank maintains the New York State Bankers Retirement System Volume Submitter Plan (the “Pension Plan”), as adopted by the Bank, a tax-qualified defined benefit plan for eligible employees. Mr. Gilfeather is a participant in the Pension Plan. An employee must have completed one year of service as well as 1,000 hours and attained age 21 to have been eligible to participate in the Pension Plan. The Pension Plan was closed to new participants and benefit accruals were frozen as of December 31, 2015.

Under the Pension Plan, if a participant retires after attaining age 65, the participant will receive the normal retirement benefit in the form of a life annuity, with a guaranty that at least 60 monthly payments will be made, in an annual amount equal to 1.5% of the participant’s average annual compensation multiplied the by the participant’s years of service (with a maximum of 40 years). If a participant retires prior to age 65 but after attaining age 55 with five years of service, the participant will be entitled to a reduced early retirement benefit.
KSOP.   The Orange County Bancorp, Inc. Employee Stock Ownership and Savings Plan as amended (the “KSOP”) is a tax-qualified defined contribution plan for eligible employees of the Company, the Bank and HVIA. Messrs. Gilfeather, Ruhl, and Peacock are eligible to participant in the KSOP under the same terms as other employees. An employee must have completed 500 hours of service in a six-month computation period and attain age 21 to be eligible to make elective deferrals into the KSOP.
Under the KSOP, a participant may elect to defer, on a pre-tax basis, the maximum amount of his or her salary as permitted by the Internal Revenue Code. For 2021, the salary deferral contribution limit is $19,500, provided, however, that a participant over age 50 may contribute an additional $6,500 to the KSOP for a total of $26,000. If a participant does not affirmatively elect not to defer, the participant will automatically be enrolled with a deferral rate of 6%. A participant is always 100% vested in his or her salary deferral contributions. The Bank also currently provides participants with matching contributions and a safe harbor profit sharing contribution to active participants in the 401(k) plan. Additionally, the Bank may make discretionary employer profit-sharing contributions to the KSOP, which may be in the form of Orange County Bancorp stock. The Bank made an age-based discretionary contribution under the KSOP in 2021 for individuals age 21 and above who were employed by the Bank on April 1, 2016 and whose pension plan benefit had been frozen. Of the named executive officers, only Messrs. Gilfeather and Ruhl were eligible for the age-based discretionary contribution. Participant salary deferrals, employer safe harbor contributions and employer discretionary profit-sharing contributions, including the age-based discretionary contributions are always 100% vested. Matching contributions vest at a rate of 20% per year after one year of service. For the 2021 Plan Year, the Company made a discretionary contribution of $200,000 to the KSOP Trust to purchase shares of Company common stock in the open market for the benefit of all eligible non-highly compensated employees.
Outstanding Equity Awards at Fiscal Year End
The following table shows stock awards outstanding for each of our named executive officers as of December 31, 2021.
		Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested(1)	Market value of shares or units of stock that have not vested ($)(2)
Michael J. Gilfeather	2/15/2019	1,358	54,592
	2/21/2020	2,424	97,445
	2/19/2021	3,036	122,047
	9/21/2021	3,500	140,700
Joseph A. Ruhl	2/15/2019	573	23,035
	2/21/2020	1,057	42,491
	2/19/2021	1,242	49,928
	9/21/2021	2,000	80,400
Robert Peacock	2/15/2019	334	13,427
	2/21/2020	1,057	42,491
	2/19/2021	1,242	49,928
	9/21/2021	3,000	120,600

(1)
All awards vest in approximately 33% increments on the first, second and third anniversary of the date of grant.

(2)
Market value is calculated on the basis of $40.20 per share, which was the closing sales price for our common stock as reported on the Nasdaq Capital Market on December 31, 2021.

Director Compensation
The following table sets forth for the fiscal year ended December 31, 2021 certain information as to the total remuneration we paid to our non-employee directors. Messrs. Gilfeather and Scacco do not receive any additional compensation for service on the Board of Directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Louis Heimbach	$124,482	85,000	―	$209,482
Gregory F. Holcombe	$72,486	68,000	―	$140,486
Susan G. Metzger	$69,900	68,000	―	$137,900
William D. Morrison	$72,486	68,000	―	$140,486
Virginia K. Rizzo	$69,900	68,000	―	$137,900
Jonathan F. Rouis	$72,486	68,000	―	$140,486
Richard B. Rowley	$72,486	68,000	―	$140,486
Terry R. Saturno	$69,900	68,000	―	$137,900

(1)
These amounts represent the aggregate grant date fair value for restricted stock units granted during 2021 computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock awards are described in Note 10 to the Notes to the Consolidated Financial Statements in the Annual Report on Form 10-K. In recognition of the successful completion of the Company’s initial public stock offering and listing on the Nasdaq Capital Market, each director received 2,000 restricted stock units (with the exception of Chairman Heimbach who received 2,500 restricted stock units) on September 22, 2021 that were vested upon grant and will settle in shares of Company common stock upon a separation from service.

(2)
Perquisites and personal benefits for each director did not exceed in the aggregate $10,000.

Director Fees
From January 1, 2021 to June 30, 2021, each director of the Company received a fee of $6,552, and the Chairman of the Board received a fee of $10,938 payable in six installments for attending Board and committee meetings. From July 1, 2021 to December 31, 2021, each director of the Company received a fee of $6,948, and the Chairman of the Board received a fee of $11,598 payable in six installments for attending Board and committee meetings.
From January 1, 2021 to June 30, 2021, each director of the Bank received a fee of $27,378 and the Chairman of the Board received a fee of $45,066 payable in six installments for attending Board and committee meetings. Directors Holcombe, Rowley, Morrison and Rouis each received an additional fee of $1,254 payable in six installments for serving on the Directors Loan Committee. From July 1, 2021 to December 31, 2021, each director of the Bank received a fee of $29,022 and the Chairman of the Board received a fee of $46,380 payable in six installments for attending Board and committee meetings. Directors Holcombe, Rowley, Morrison and Rouis each received an additional fee of $1,332 payable in six installments for serving on the Directors Loan Committee.
During the year ended December 31, 2021, Mr. Heimbach received a retainer fee of $3,000 for serving as a Director of Hudson Valley Investment Advisors, Inc. He also received a fee of $1,250 per meeting for attendance at each of the six Board meetings. Mr. Gilfeather and Mr. Scacco do not receive any compensation for their services as a director.
Stock-Based Deferral Plan
The Orange County Bancorp, Inc. Stock-Based Deferral Plan provides participants with the opportunity to elect to defer compensation received from the Company or its affiliates for their services and make deemed investments of that deferred compensation in shares of the Company’s common stock. The plan is intended to constitute a deferred compensation plan that satisfies the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The plan was originally adopted effective December 1, 2020 and was amended effective April 1, 2021 to permit officers selected by the Compensation Committee to participate and to allow a one-time transfer of funds from the Performance SERP into the Stock-Based Deferral Plan. Mr. Gilfeather and directors Holcombe, Rouis, and Rowley participated in the Stock-Based Deferral Plan during 2021.
Cash-Based Deferral Plan
The Bank maintains the Orange County Trust Company Deferred Compensation Plan to provide a deferred compensation opportunity to certain eligible officers and members of the Board of Directors of the Bank. Under the plan, a participant may elect to defer 100% of his or her compensation to a deferral account. Interest is accrued on the participant’s deferral account balance based on the Prime Rate on the last business day of the preceding plan year plus one percent. The deferral account will be paid in accordance with the participant’s election in either (i) a lump sum as soon as practicable following the participant’s termination, or (ii) as an annual benefit paid in monthly installments payable over a period of up to fifteen years.
PROPOSAL II — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Company has approved the engagement of Crowe LLP to be our independent registered public accounting firm for the year ending December 31, 2022, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Crowe LLP for the year ending December 31, 2022. A representative of Crowe LLP is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.
Even if the engagement of Crowe LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.
Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe LLP during the years ended December 31, 2021 and 2020.
	Year ended December 31, 2021	Year Ended December 31, 2020
Audit Fees	$479,948	$455,000
Audit-Related Fees	$115,000	―
Tax Fees	―	―
All Other Fees	―	―
Audit Fees.   Audit fees include aggregate fees billed for professional services for the audit of the Company’s annual consolidated financial statements and for limited review of quarterly condensed consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission, including out-of-pocket expenses.
Audit-Related Fees.   Audit-related fees include fees billed for non-audit professional services, including fees billed in connection with our initial public stock offering in 2021.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to services provided in connection with our initial public stock offering, is compatible with maintaining the independence of Crowe LLP. The Audit Committee concluded that performing such services does not affect the independence of Crowe LLP in performing its function as our independent registered public accounting firm.
The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of audit-related fees billed and paid during the year ended December 31, 2021, as indicated in the table above.
The Board of Directors recommends a vote “FOR” the ratification of Crowe LLP as independent registered public accounting firm for the year ending December 31, 2022.
STOCKHOLDER PROPOSALS AND NOMINATIONS
In order to be eligible for inclusion in the proxy materials for our 2023 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Orange County Bancorp, Inc.’s executive office, 212 Dolson Avenue, Middletown, New York 10940, no later than December 20, 2022, which is 120 days prior to the anniversary of the date we expect to mail these proxy materials. If the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
Under new SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Company’s annual meeting of stockholders to be held in 2023 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is March 27, 2023.
In addition to the requirement set forth under SEC Rule 14a-19, in order to be brought before an annual meeting of stockholders, any new business or a director nomination proposed by a stockholder must be stated in writing and received by our Corporate Secretary at least 90 days prior to the date of the anniversary date of the previous year’s annual meeting. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than February 24, 2023. If notice is received after February 24, 2023, the proposal or nomination will be considered untimely, and we will not be required to present the matter at the stockholders meeting. In order for a stockholder to make a director nomination, such stockholder or group of stockholders must beneficially own more than 5% of the Company’s outstanding common stock and have held such stock for at least one year prior to the date of the nomination.
Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS
A COPY OF ORANGE COUNTY BANCORP, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY OR BY CALLING 845-341-5000.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
Orange County Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, 2021 Form 10-K and the 2021 Annual Report are each available on the Internet at www.envisionreports.com/OBT.
By Order of the Board of Directors
Jennifer Staub
Corporate Secretary
Middletown, New York
April 19, 2022

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. If the shares you held at the record date were held through a Company benefit plan, the deadline for voting electronically is 11:59 p.m. Eastern Time on May 17, 2022. For all others, the deadline for voting electronically is 11:59 p.m. Eastern Time on May 23, 2022. Online Go to www.envisionreports.com/OBT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors 01 - Kevin J. Keane For a Term of three years 04 - Gustave J. Scacco For a Term of one (1) year For Withhold 02 - William D. Morrison For a Term of three years For Withhold 03 - Jonathan F. Rouis For a Term of three years For Withhold 2. Ratification of appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 4 1 B V 03LC0F

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ORANGE COUNTY BANCORP, INC. Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 24, 2022 Except for those shares of Common Stock of the Company held in Orange County Bancorp, Inc. (the “Company”) Employee Stock Ownership and Savings Plan, as amended (the “KSOP”), the undersigned hereby appoint Michael Gilfeather and Jennifer Staub (the “Proxies”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the annual Meeting of Stockholders to be held on Tuesday, May 24, 2022 at 2:00 p.m. Eastern Time, at the main office of the Company located at 212 Dolson Avenue, Middletown, New York, and at any and all adjournments thereof, as set forth on the reverse side. If you hold shares of Orange County Bancorp, Inc. Common Stock through the KSOP, this proxy card covers all shares for which you have the right to give voting instructions to Pentegra Trust Company, the trustee for the KSOP (the “Trustee”). This proxy card, when properly executed and dated, will be voted by the Trustee as you direct. If you do not direct the Trustee how to vote the shares of the Company Common Stock credited to your KSOP Account by 11:59 p.m., Eastern Time, on May 17, 2022, the Trustee will vote the shares held in the KSOP Trust in the same proportion as the voting instructions it receives from other participants as of that date and time. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees to the Board of Directors and FOR item 2. The undersigned herby acknowledges receipt of the notice of Annual Meeting of Stockholders, the Proxy Statement for the Annual Meeting dated April 19, 2022, and the 2021 Annual Report on Form 10-K. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.